SEWARD & KISSEL LLP
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004

                            Telephone: (212) 574-1200
                            Facsimile: (212) 480-8421

                                                               April 17, 2007

Sequoia Fund, Inc.
767 Fifth Avenue
Suite 4701
New York, New York 10153

Dear Ladies and Gentlemen:

          We have acted as counsel to Sequoia Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration of an indefinite number of shares of the Company's common stock, par value $.10 per share (the "Shares"), under the Securities Act of 1933, as amended ("Securities Act"). The Company is registered as an investment company under the Investment Company Act of 1940, as amended.

            As counsel to the Company we have participated in the preparation of the Post-Effective Amendment No. 54 to the Company's Registration Statement on Form N-1A relating to the Shares (File Nos. 2-35566 and 811-1976) (the "Registration Statement"). We have examined the Charter and By-Laws of the Company and have examined and relied upon such corporate records of the Company and such other documents as we have deemed to be necessary to render the opinion expressed herein.

          Based on such examination, we are of the opinion that the Shares to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable under the laws of the State of Maryland.

          We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission ("Commission") as an exhibit to the Registration Statement and to the reference to our firm in the Statement of Additional Information included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                Very truly yours,


                                               /s/ Seward & Kissel LLP
                                               -----------------------------
                                                   Seward & Kissel LLP

SK 69900 0020 761983